Exhibit 10.1

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT

This AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (the “Amendment”) is entered into as of June 24, 2005 by and among EXACT Sciences Corporation, a Delaware corporation (the “Company”) and Laboratory Corporation of America Holdings, Inc. as the holder of the Company’s Common Stock Purchase Warrant issued on June 26, 2002 (the “Warrant”).

RECITALS

A.            The Company issued the Warrant to the Holder, in connection with that certain License Agreement between the Company and the Holder, dated as of June 26, 2002 (the “License Agreement”), to acquire 1,000,000 shares of Common Stock of the Company, at an exercise price of $16.09 per share, for a period of three (3) years from the date of issuance thereof.

B.            The License Agreement was subsequently amended on January 19, 2004 to, among other things, extend the period of exclusivity under the License Agreement to August 13, 2008.

C.            In order to promote and support the activities and programs contemplated by the parties to be performed by the Holder in an effort to increase the commercial sales of the Assay (as defined in the License Agreement, as amended) during the exclusivity period under the License Agreement, the Company and the Holder hereby desire to amend the Warrant pursuant to Section 14 of the Warrant, on the terms and conditions set forth herein, to extend the term of the Warrant to August 13, 2008.

NOW, THEREFORE, BE IT RESOLVED, that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Increase in Term.  Notwithstanding anything to contrary set forth in the Warrant, the term of the Warrant is hereby extended to the close of business on August 13, 2008, and Section 6 of the Warrant is hereby amended and restated in its entirety as follows:

“6.           Expiration Date. This Warrant shall expire at the close of business on August 13, 2008 and shall be void thereafter.”

2.             No Further Amendment.  Except as amended hereby, the Warrant shall remain in full force and effect.

3.             Successors and Assign.  This Amendment shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

EXACT SCIENCES CORPORATION

By:	/s/ Harry W. Wilcox, III
Name: Harry W. Wilcox, III
Title: Senior Vice President, Chief Financial Officer and Treasurer

LABORATORY CORPORATION OF AMERICA HOLDINGS, INC.

By:	/s/ Bradford T. Smith
Name: Bradford T. Smith
Title: Executive Vice President